Exhibit 99.1

                             Joint Filer Information

Names:        Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors
              LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address:      c/o First New York Securities, LLC
              850 Third Avenue, 8th Floor
              New York, New York 10022

Designated Filer:                             Joseph Edelman

Issuer and Ticker Symbol:                     Biosante Pharmaceuticals, Inc.
                                              (BPA)

Date of Earliest Transaction (Month/Day/Year) July 15, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

     PERCEPTIVE LIFE SCIENCES                    PERCEPTIVE ADVISORS LLC
     MASTER FUND LTD.

     By: Perceptive Advisors LLC, its
            investment advisor


     By:    /s/ Joseph Edelman                   By:    /s/ Joseph Edelman
         ---------------------------                 ---------------------------
     Name:  Joseph Edelman                       Name:  Joseph Edelman
     Title: Managing Member                      Title: Managing Member